As Filed With The Securities and Exchange Commissionon on August 10, 2006
                                                     Registration No. 333-______
================================================================================
                     U.S. SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM SB-2
                             Registration Statement
                        Under the Securities Act of 1934

                           Treasure Explorations Inc.
                 (Name of Small Business Issuer in Its Charter)

           NEVADA                               1000                        20-5005810
(State or Other Jurisdiction of      (Primary Standard Industrial        (I.R.S. Employer
Incorporation or Organization)        Classification Code Number)       Identification No.)

#109 -114 West Magnolia Street, Suite 400
          Bellingham, WA  98225                                  (360)233-0740
(Address of principal Executive Offices)                      (Telephone Number)

             Dan Masters
        4490 Philbrook Square
          San Diego, CA 92130                  (858)523-1177       (858)523-1102
(Name and Address of Agent for Service)     (Telephone Number)      (Fax Number)

Approximate Date of Commencement of Proposed Sale to the Public: As soon as practicable after the effective date of this Registration Statement.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. [X]

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

If delivery of the prospectus is expected to be made pursuant to Rule 434, check the following box. [ ]

                         CALCULATION OF REGISTRATION FEE
================================================================================
Title of Each                          Proposed       Proposed
  Class of                             Maximum         Maximum
 Securities                            Offering       Aggregate      Amount of
   to be           Amount to be        Price Per      Offering     Registration
 Registered         Registered         Share (2)      Price (3)        Fee (1)
--------------------------------------------------------------------------------
Common Stock
Shares              2,000,000            $0.02         $40,000         $4.28
================================================================================
(1)  Registration Fee has been paid via Fedwire.
(2) This is the initial offering and no current trading market exists for our common stock. The price paid for the currently issued and outstanding common stock was valued at $0.007 per share.
(3) Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(c).

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.
================================================================================

                                   PROSPECTUS
                           TREASURE EXPLORATIONS INC.
               2,000,000 SHARES OF COMMON STOCK AT $.02 PER SHARE

This is the initial offering of common stock of Treasure Explorations Inc. and no public market currently exists for the securities being offered. Treasure Explorations Inc. is offering for sale a total of 2,000,000 of common stock at a price of $0.02 per share. The offering is being conducted on a self-underwritten, best effort, all-or-none basis, which means our officer and directors will attempt to sell the shares. We intend to open a standard, non-interest bearing, bank checking account to be used only for the deposit of funds received from the sale of the shares in this offering. If all the shares are not sold and the total offering amount is not deposited by the expiration date of the offering, the funds will be promptly returned to the investors, without interest or deduction. The shares will be offered at a price of $.02 per share for a period of one hundred and eighty (180) days from the effective date of this prospectus, unless extended by our board of directors for an additional 90 days. The offering will end on _______, 200_ (date to be inserted in a subsequent amendment).

Treasure Explorations Inc. is an exploration stage company and currently has no operations. Any investment in the shares offered herein involves a high degree of risk. You should only purchase shares if you can afford a loss of your investment. Our independent auditor has issued an audit opinion for Treasure Explorations Inc. which includes a statement expressing substantial doubt as to our ability to continue as a going concern.

BEFORE INVESTING, YOU SHOULD CAREFULLY READ THIS PROSPECTUS, PARTICULARLY, THE RISK FACTORS SECTION BEGINNING ON PAGE 4.

Neither the U.S. Securities and Exchange Commission nor any state securities division has approved or disapproved these securities, or determined if this prospectus is truthful, accurate, current or complete. Any representation to the contrary is a criminal offense.

--------------------------------------------------------------------------------
                     Offering          Total
                      Price          Amount of       Underwriting      Proceeds
                    Per Share        Offering        Commissions        to Us
--------------------------------------------------------------------------------
Common Stock           $.02           $40,000            $0            $40,000
--------------------------------------------------------------------------------

As of the date of this prospectus, there is no public trading market for our common stock and no assurance that a trading market for our securities will ever develop.

The information in this prospectus is not complete and may be changed. We will not sell these securities until the registration statement filed with the U.S. Securities and Exchange Commission has been cleared of comments and is declared effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer of sale is not permitted.

                 Subject to Completion, Dated __________, 200__

                                TABLE OF CONTENTS

                                                                        Page No.
                                                                        --------
SUMMARY OF PROSPECTUS                                                       3
     General Information about Our Company                                  3
     The Offering                                                           3
RISK FACTORS                                                                4
     Risks Associated with our Company                                      4
     Risks Associated with this Offering                                    7
FORWARD LOOKING STATEMENTS                                                  9
USE OF PROCEEDS                                                            10
DETERMINATION OF OFFERING PRICE                                            10
DILUTION                                                                   10
PLAN OF DISTRIBUTION                                                       12
     Offering will be Sold by Our Officer and Directors                    12
     Terms of the Offering                                                 12
     Deposit of Offering Proceeds                                          13
     Procedures for and Requirements for Subscribing                       13
LEGAL PROCEEDINGS                                                          13
DIRECTORS, EXECUTIVE OFFICERS, PROMOTERS AND CONTROL PERSONS               13
SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT             15
DESCRIPTION OF SECURITIES                                                  15
INTEREST OF NAMED EXPERTS AND COUNSEL                                      16
DISCLOSURE OF COMMISSION POSITION OF INDEMNIFICATION FOR SECURITIES
 ACT LIABILITIES                                                           17
ORGANIZATION WITHIN LAST FIVE YEARS                                        17
DESCRIPTION OF OUR BUSINESS                                                17
     Glossary                                                              18
     General Information                                                   19
     Competition                                                           26
     Compliance with Government Regulation                                 26
     Patents and Trademarks                                                27
     Need for Any government Approval of Principal Products                27
     Research and Development Activities                                   27
     Employees and Employment Agreements                                   27
     Reports to Security Holders                                           27
PLAN OF OPERATION                                                          28
DESCRIPTION OF PROPERTY                                                    33
CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS                             33
MARKET FOR COMMON EQUITY AND RELATED STOCKHOLDER MATTERS                   34
EXECUTIVE COMPENSATION                                                     36
FINANCIAL STATEMENTS                                                       37
CHANGES IN & DISAGREEMENTS WITH ACCOUNTANTS                                37

                                     SUMMARY

GENERAL INFORMATION

You should read the following summary together with the more detailed business information and the financial statements and related notes that appear elsewhere in this prospectus. In this prospectus, unless the context otherwise denotes, references to "we", "us", "our", "Treasure" and "Treasure Explorations" are to Treasure Explorations Inc.

Treasure Explorations Inc. was incorporated in the State of Nevada on May 31, 2006 to engage in the acquisition, exploration and development of natural resource properties. We intend to use the net proceeds from this offering to develop our business operations. (See "Business of the Company" and "Use of Proceeds".) We are an exploration stage company with no revenues or operating history. The principal executive offices are located at #109 -114 West Magnolia Street, Suite 400, Bellingham, WA 98225. The telephone number is (360)233-0740.

We received our initial funding of $10,000 through the sale of common stock to our officer who purchased 2,000,000 shares of our common stock at $0.005 per share on May 31, 2006. From inception until the date of this filing we have had limited operating activities. Our financial statements from inception (May 31, 2006) through the year ended June 30, 2006 report no revenues and a net loss of $430. Our independent auditor has issued an audit opinion for Treasure Explorations Inc. which includes a statement expressing substantial doubt as to our ability to continue as a going concern.

Our mineral claim has been staked and we hired a professional mining engineer to prepare a geological report. We have not yet commenced any exploration activities on the claim. Our property, know as the Tulameen Mountain Project may not contain any reserves and funds that we spend on exploration will be lost. Even if we complete our current exploration program and are successful in identifying a mineral deposit we will be required to expend substantial funds to bring our claim to production.

There is no current public market for our securities. As our stock is not publicly traded, investors should be aware they probably will be unable to sell their shares and their investment in our securities is not liquid.

OFFERING

Securities Being Offered      2,000,000 shares of common stock.

Price per Share               $0.02

Offering Period               The shares are offered for a period not to exceed
                              180 days, unless extended by our board of directors for an additional 90 days.

Net Proceeds                  $40,000

Securities Issued
And Outstanding               2,000,000 shares of common stock were issued and
                              outstanding as of the date of this prospectus.

Registration costs            We estimate our total offering registration costs
                              to be $5,200.

                                  RISK FACTORS

An investment in these securities involves an exceptionally high degree of risk and is extremely speculative in nature. Following are what we believe to be all the material risks involved if you decide to purchase shares in this offering.

RISKS ASSOCIATED WITH OUR COMPANY:

WE ARE AN EXPLORATION STAGE COMPANY BUT HAVE NOT YET COMMENCED EXPLORATION ACTIVITIES ON OUR CLAIM. WE EXPECT TO INCUR OPERATING LOSSES FOR THE FORESEEABLE FUTURE.

     We have not yet commenced exploration on the Tulameen Mountain Mineral Claims. Accordingly, we have no way to evaluate the likelihood that our business will be successful. We were incorporated on May 31, 2006 and to date have been involved primarily in organizational activities and the acquisition of the mineral claim. We have not earned any revenues as of the date of this prospectus. Potential investors should be aware of the difficulties normally encountered by new mineral exploration companies and the high rate of failure of such enterprises. The likelihood of success must be considered in light of the problems, expenses, difficulties, complications and delays encountered in connection with the exploration of the mineral properties that we plan to undertake. These potential problems include, but are not limited to, unanticipated problems relating to exploration, and additional costs and expenses that may exceed current estimates. Prior to completion of our exploration stage, we anticipate that we will incur increased operating expenses without realizing any revenues. We expect to incur significant losses into the foreseeable future. We recognize that if we are unable to generate significant revenues from development and production of minerals from the claim, we will not be able to earn profits or continue operations. There is no history upon which to base any assumption as to the likelihood that we will prove successful, and it is doubtful that we will generate any operating revenues or ever achieve profitable operations. If we are unsuccessful in addressing these risks, our business will most likely fail.

WITHOUT THE FUNDING FROM THIS OFFERING WE WILL BE UNABLE TO IMPLEMENT OUR BUSINESS PLAN.

     Our current operating funds are less than necessary to complete the intended exploration program on our mineral claim. We will need the funds from this offering to complete our business plan. As of June 30, 2006, we had cash in the amount of $10,000. We currently do not have any operations and we have no income.

OUR INDEPENDENT AUDITOR HAS ISSUED AN AUDIT OPINION FOR TREASURE EXPLORATIONS INC. WHICH INCLUDES A STATEMENT DESCRIBING OUR GOING CONCERN STATUS. OUR FINANCIAL STATUS CREATES A DOUBT WHETHER WE WILL CONTINUE AS A GOING CONCERN.

     As described in Note 3 of our accompanying financial statements, our lack of operations and any guaranteed sources of future capital create substantial doubt as to our ability to continue as a going concern. If our business plan does not work, we could remain as a start-up company with limited operations and revenues.

BECAUSE MANAGEMENT HAS NO TECHNICAL EXPERIENCE IN MINERAL EXPLORATION, OUR BUSINESS HAS A HIGHER RISK OF FAILURE.

     Our directors have no professional training or technical credentials in the field of geology and specifically in the areas of exploring, developing and operating a mine. As a result, we may not be able to recognize and take advantage of potential acquisition and exploration opportunities in the sector without the aid of qualified geological consultants. Management's decisions and choices may not take into account standard engineering or managerial approaches mineral exploration companies commonly use. Consequently our operations, earnings and ultimate financial success may suffer irreparable harm as a result.

THERE IS THE RISK THAT OUR PROPERTY DOES NOT CONTAIN ANY KNOWN BODIES OF ORE RESULTING IN ANY FUNDS SPENT ON EXPLORATION BEING LOST.

     There is the likelihood of our mineral claim containing little or no economic mineralization or reserves of silver or other minerals. We have a geological report detailing previous exploration in the area, and the claim has been staked per British Columbia regulations. However; there is the possibility that the previous work was not carried out properly and our claim does not contain any reserves, resulting in any funds spent on exploration being lost.

BECAUSE WE HAVE NOT SURVEYED THE TULAMEEN MOUNTAIN PROJECT, WE MAY DISCOVER MINERALIZATION ON THE CLAIMS THAT IS NOT WITHIN OUR CLAIM BOUNDARIES.

     While we have conducted a mineral claim title search, this should not be construed as a guarantee of claim boundaries. Until the claim is surveyed, the precise location of the boundaries of the claim may be in doubt. If we discover mineralization that is close to the claim boundaries, it is possible that some or all of the mineralization may occur outside the boundaries. In such a case we would not have the right to extract those minerals.

IF WE DISCOVER COMMERCIAL RESERVES OF PRECIOUS METALS ON OUR MINERAL PROPERTY, WE CAN PROVIDE NO ASSURANCE THAT WE WILL BE ABLE TO SUCCESSFULLY ADVANCE THE MINERAL CLAIMS INTO COMMERCIAL PRODUCTION.

     If our exploration program is successful in establishing ore of commercial tonnage and grade, we will require additional funds in order to advance the claim into commercial production. Obtaining additional financing would be subject to a number of factors, including the market price for the minerals, investor acceptance of our claims and general market conditions. These factors may make the timing, amount, terms or conditions of additional financing unavailable to us. The most likely source of future funds is through the sale of equity capital. Any sale of share capital will result in dilution to existing shareholders. We may be unable to obtain any such funds, or to obtain such funds on terms that we consider economically feasible and you may lose any investment you make in this offering.

IF ACCESS TO OUR MINERAL CLAIM IS RESTRICTED BY INCLEMENT WEATHER, WE MAY BE DELAYED IN OUR EXPLORATION AND ANY FUTURE MINING EFFORTS.

     It is possible that snow or rain could cause the mining roads providing access to our claim to become impassable. Snow normally covers the claims from the end of September to late June. Snow machines or similar track mounted vehicles may be required to access the claims during those months. If the roads are impassable we would be delayed in our exploration timetable.

GOVERNMENT REGULATION OR OTHER LEGAL UNCERTAINTIES MAY INCREASE COSTS AND OUR BUSINESS WILL BE NEGATIVELY AFFECTED.

     There are several governmental regulations that materially restrict mineral claim exploration and development. Under Canadian mining law, engaging in certain types of exploration requires work permits, the posting of bonds, and the performance of remediation work for any physical disturbance to the land. While these current laws will not affect our initial exploration phase, if we identify exploitable minerals and proceed to phase two which includes excavation operations on the claim, we will incur regulatory compliance costs based upon the size and scope of our operations. In addition, new regulations could increase our costs of doing business and prevent us from exploring for and the exploitation of ore deposits. In addition to new laws and regulations being adopted, existing laws may be applied to mining that have not as yet been applied. These new laws may increase our cost of doing business with the result that our financial condition and operating results may be harmed.

BASED ON CONSUMER DEMAND, THE GROWTH AND DEMAND FOR ANY ORE WE MAY RECOVER FROM OUR CLAIMS MAY BE SLOWED, RESULTING IN REDUCED REVENUES TO THE COMPANY.

     Our continued success will be dependent on the growth of demand for ore. If consumer demand slows our revenues may be significantly affected. This could limit our ability to generate revenues and our financial condition and operating results may be harmed.

BECAUSE OUR CURRENT OFFICER AND DIRECTORS HAVE OTHER BUSINESS INTERESTS, THEY MAY NOT BE ABLE OR WILLING TO DEVOTE A SUFFICIENT AMOUNT OF TIME TO OUR BUSINESS OPERATIONS, CAUSING OUR BUSINESS TO FAIL.

     Mr. Howard Gelfand, our sole officer and a director of the company, currently devotes approximately 10 hours per week providing management services to us. Mr. Gordon Koshowski, a director of the company, devotes approximately 2-3 hours per week to our business. While our executive officer and directors presently possesses adequate time to attend to our interests, it is possible that the demands on them from their other obligations could increase, with the result that they would no longer be able to devote sufficient time to the management of our business. This could negatively impact our business development.

RISKS ASSOCIATED WITH THIS OFFERING:

THE TRADING IN OUR SHARES WILL BE REGULATED BY SECURITIES AND EXCHANGE COMMISSION RULE 15G-9 WHICH ESTABLISHED THE DEFINITION OF A "PENNY STOCK."

     The shares being offered are defined as a penny stock under the Securities and Exchange Act of 1934, and rules of the Commission. The Exchange Act and such penny stock rules generally impose additional sales practice and disclosure requirements on broker-dealers who sell our securities to persons other than certain accredited investors who are, generally, institutions with assets in excess of $5,000,000 or individuals with net worth in excess of $1,000,000 or annual income exceeding $200,000 ($300,000 jointly with spouse), or in transactions not recommended by the broker-dealer. For transactions covered by the penny stock rules, a broker-dealer must make a suitability determination for each purchaser and receive the purchaser's written agreement prior to the sale. In addition, the broker-dealer must make certain mandated disclosures in penny stock transactions, including the actual sale or purchase price and actual bid and offer quotations, the compensation to be received by the broker-dealer and certain associated persons, and deliver certain disclosures required by the Commission. Consequently, the penny stock rules may make it difficult for you to resell any shares you may purchase, if at all.

WE ARE SELLING THIS OFFERING WITHOUT AN UNDERWRITER AND MAY BE UNABLE TO SELL ANY SHARES.

     This offering is self-underwritten, that is, we are not going to engage the services of an underwriter to sell the shares; we intend to sell them through our officer and directors, who will receive no commissions. They will offer the shares to friends, relatives, acquaintances and business associates, however; there is no guarantee that they will be able to sell any of the shares. Unless they are successful in selling all of the shares and we receive the proceeds from this offering, we may have to seek alternative financing to implement our business plans.

DUE TO THE LACK OF A TRADING MARKET FOR OUR SECURITIES, YOU MAY HAVE DIFFICULTY SELLING ANY SHARES YOU PURCHASE IN THIS OFFERING.

     We are not registered on any public stock exchange. There is presently no demand for our common stock and no public market exists for the shares being offered in this prospectus. We plan to contact a market maker immediately following the completion of the offering and apply to have the shares quoted on the OTC Electronic Bulletin Board (OTCBB). The OTCBB is a regulated quotation service that displays real-time quotes, last sale prices and volume information in over-the-counter (OTC) securities. The OTCBB is not an issuer listing service, market or exchange. Although the OTCBB does not have any listing requirements per se, to be eligible for quotation on the OTCBB, issuers must remain current in their filings with the SEC or applicable regulatory authority. Market makers are not permitted to begin quotation of a security whose issuer does not meet this filing requirement. Securities already quoted on the OTCBB that become delinquent in their required filings will be removed following a 30 or 60 day grace period if they do not make their required filing during that time. We cannot guarantee that our application will be accepted or approved and our stock listed and quoted for sale. As of the date of this filing, there have been no discussions or understandings between Treasure Explorations Inc., or anyone acting on our behalf, with any market maker regarding participation in a future trading market for our securities. If no market is ever developed for our common stock, it will be difficult for you to sell any shares you purchase in this offering. In such a case, you may find that you are unable to achieve any benefit from your investment or liquidate your shares without considerable delay, if at all. In addition, if we fail to have our common stock quoted on a public trading market, your common stock will not have a quantifiable value and it may be difficult, if not impossible, to ever resell your shares, resulting in an inability to realize any value from your investment.

YOU WILL INCUR IMMEDIATE AND SUBSTANTIAL DILUTION OF THE PRICE YOU PAY FOR YOUR SHARES.

     Our existing stockholder acquired his shares at a cost of $.005 per share, a cost per share substantially less than that which you will pay for the shares you purchase in this offering. Upon completion of this offering the net tangible book value of the shares held by our existing stockholder (2,000,000 shares) will be increased by $.008 per share without any additional investment on his part. The purchasers of shares in this offering will incur immediate dilution (a reduction in the net tangible book value per share from the offering price of $.02 per share) of $.008 per share. As a result, after completion of the offering, the net tangible book value of the shares held by purchasers in this offering would be $.012 per share, reflecting an immediate reduction in the $.02 price per share they paid for their shares.

WE WILL BE HOLDING ALL THE PROCEEDS FROM THE OFFERING IN A STANDARD BANK CHECKING ACCOUNT UNTIL ALL SHARES ARE SOLD. BECAUSE THE SHARES ARE NOT HELD IN AN ESCROW OR TRUST ACCOUNT THERE IS A RISK YOUR MONEY WILL NOT BE RETURNED IF ALL THE SHARES ARE NOT SOLD.

     All funds received from the sale of shares in this offering will be deposited into a standard bank checking account until all shares are sold and the offering is closed, at which time, the proceeds will be transferred to our business operating account. In the event all shares are not sold we have committed to promptly return all funds to the original purchasers. However since the funds will not be placed into an escrow, trust or other similar account, there can be no guarantee that any third party creditor who may obtain a judgment or lien against us would not satisfy the judgment or lien by executing on the bank account where the offering proceeds are being held, resulting in a loss of any investment you make in our securities.

WE WILL INCUR ONGOING COSTS AND EXPENSES FOR SEC REPORTING AND COMPLIANCE. WITHOUT REVENUE WE MAY NOT BE ABLE TO REMAIN IN COMPLIANCE, MAKING IT DIFFICULT FOR INVESTORS TO SELL THEIR SHARES, IF AT ALL.

     Our business plan allows for the payment of the estimated $5,200 cost of this registration statement to be paid from existing cash on hand. We plan to contact a market maker immediately following the close of the offering and apply to have the shares quoted on the OTC Electronic Bulletin Board. To be eligible for quotation, issuers must remain current in their filings with the SEC. In order for us to remain in compliance we will require future revenues to cover the cost of these filings, which could comprise a substantial portion of our available cash resources. If we are unable to generate sufficient revenues to remain in compliance it may be difficult for you to resell any shares you may purchase, if at all.

MR. GELFAND, THE SOLE OFFICER AND A DIRECTOR OF THE COMPANY, BENEFICIALLY OWNS 100% OF THE OUTSTANDING SHARES OF OUR COMMON STOCK. AFTER THE COMPLETION OF THIS OFFERING HE WILL OWN 50% OF THE OUTSTANDING SHARES. IF HE CHOOSES TO SELL HIS SHARES IN THE FUTURE, IT MIGHT HAVE AN ADVERSE EFFECT ON THE PRICE OF OUR STOCK.

     Due to the amount of Mr. Gelfand's share ownership in our company, if he chooses to sell his shares in the public market, the market price of our stock could decrease and all shareholders suffer a dilution of the value of their stock. If he does sell any of his common stock, he will be subject to Rule 144 under the 1933 Securities Act. Rule 144 restricts the ability of our director or officer to sell his shares by limiting the sales of securities during any three-month period to the greater of: (1) 1% of the outstanding common stock of the issuer; or (2) the average weekly reported trading volume in the outstanding common stock reported on all securities exchanges during the four calendar weeks preceding the filing of the required notice of the sale under Rule 144 with the SEC.

                           FORWARD LOOKING STATEMENTS

This prospectus contains forward-looking statements that involve risk and uncertainties. We use words such as "anticipate", "believe", "plan", "expect", "future", "intend", and similar expressions to identify such forward-looking statements. Investors should be aware that all forward-looking statements contained within this filing are good faith estimates of management as of the date of this filing. Our actual results could differ materially from those anticipated in these forward-looking statements for many reasons, including the risks faced by us as described in the "Risk Factors" section and elsewhere in this prospectus.

                                 USE OF PROCEEDS

Assuming sale of all of the shares offered herein, of which there is no assurance, the net proceeds from this Offering will be $40,000. The proceeds are expected to be disbursed, in the priority set forth below, during the first twelve (12) months after the successful completion of the Offering:

     Total Proceeds to the Company              $40,000

     Phase One Exploration Program               25,200
     Administration and Office Expense            3,500
     Legal and Accounting                         4,300
     Working Capital                              7,000
                                                -------

     Total Use of Net Proceeds                  $40,000
                                                =======

We will establish a separate bank account and all proceeds will be deposited into that account until the total amount of the offering is received and all shares are sold, at which time the funds will be released to us for use in our operations. In the event we do not sell all of the shares before the expiration date of the offering, all funds will be returned promptly to the subscribers, without interest or deduction. If necessary, Mr. Gelfand and Mr. Koshowski, our directors, have verbally agreed to loan the company funds to complete the registration process but we will require full funding to implement our complete business plan.

                         DETERMINATION OF OFFERING PRICE

The offering price of the shares has been determined arbitrarily by us. The price does not bear any relationship to our assets, book value, earnings, or other established criteria for valuing a privately held company. In determining the number of shares to be offered and the offering price, we took into consideration our cash on hand and the amount of money we would need to implement our business plans. Accordingly, the offering price should not be considered an indication of the actual value of the securities.

                                    DILUTION

Dilution represents the difference between the offering price and the net tangible book value per share immediately after completion of this offering. Net tangible book value is the amount that results from subtracting total liabilities and intangible assets from total assets. Dilution arises mainly as a result of our arbitrary determination of the offering price of the shares being offered. Dilution of the value of the shares you purchase is also a result of the lower book value of the shares held by our existing stockholder.

As of June 30, 2006, the net tangible book value of our shares was $9,570 or $0.005 per share, based upon 2,000,000 shares outstanding.

Upon completion of this offering, but without taking into account any change in the net tangible book value after completion of this offering other than that resulting from the sale of the shares and receipt of the total proceeds of $40,000, the net tangible book value of the 4,000,000 shares to be outstanding will be $49,570, or approximately $.012 per share. Accordingly, the net tangible book value of the shares held by our existing stockholder (2,000,000 shares) will be increased by $.008 per share without any additional investment on his part. The purchasers of shares in this offering will incur immediate dilution (a reduction in the net tangible book value per share from the offering price of $.02 per share) of $.008 per share. As a result, after completion of the offering, the net tangible book value of the shares held by purchasers in this offering would be $.012 per share, reflecting an immediate reduction in the $.02 price per share they paid for their shares.

After completion of the offering, the existing shareholder will own 50% of the total number of shares then outstanding, for which he will have made an investment of $10,000, or $.005 per share. Upon completion of the offering, the purchasers of the shares offered hereby will own 50% of the total number of shares then outstanding, for which they will have made a cash investment of $40,000, or $.02 per Share.

The following table illustrates the per share dilution to the new investors:

     Public Offering Price per Share                      $ .02
     Net Tangible Book Value Prior to this Offering       $ .005
     Net Tangible Book Value After Offering               $ .012
     Immediate Dilution per Share to New Investors        $ .008

The following table summarizes the number and percentage of shares purchased, the amount and percentage of consideration paid and the average price per share paid by our existing stockholder and by new investors in this offering:

                                       Total
                        Price        Number of      Percent of     Consideration
                      Per Share     Shares Held     Ownership          Paid
                      ---------     -----------     ---------          ----
     Existing
     Stockholder       $ .005        2,000,000         50%            $10,000

     Investors in
     This Offering     $ .02         2,000,000         50%            $40,000

                              PLAN OF DISTRIBUTION

OFFERING WILL BE SOLD BY OUR OFFICER AND DIRECTOR

This is a self-underwritten offering. This Prospectus is part of a prospectus that permits our officer and directors to sell the shares directly to the public, with no commission or other remuneration payable to them for any shares they may sell. There are no plans or arrangements to enter into any contracts or agreements to sell the shares with a broker or dealer. Howard Gelfand, our officer and a director, and Gordon Koshowski, a director, will sell the shares and intend to offer them to friends, family members and business acquaintances. In offering the securities on our behalf, they will rely on the safe harbor from broker dealer registration set out in Rule 3a4-1 under the Securities Exchange Act of 1934.

Our officer and directors will not register as a broker-dealer pursuant to
Section 15 of the Securities Exchange Act of 1934, in reliance upon Rule 3a4-1, which sets forth those conditions under which a person associated with an Issuer may participate in the offering of the Issuer's securities and not be deemed to be a broker-dealer.

     a. Our officer and directors are not subject to a statutory disqualification, as that term is defined in Section 3(a)(39) of the Act, at the time of their participation; and,

     b. Our officer and directors will not be compensated in connection with their participation by the payment of commissions or other remuneration based either directly or indirectly on transactions in securities; and

     c. Our officer and directors are not, nor will they be at the time of their participation in the offering, an associated person of a broker-dealer; and

     d. Our officer and directors meet the conditions of paragraph (a)(4)(ii) of Rule 3a4-1 of the Exchange Act, in that they (A) primarily perform, or are intended primarily to perform at the end of the offering, substantial duties for or on behalf of our company, other than in connection with transactions in securities; and (B) are not a broker or dealer, or been an associated person of a broker or dealer, within the preceding twelve months; and (C) have not participated in selling and offering securities for any Issuer more than once every twelve months other than in reliance on Paragraphs (a)(4)(i) or (a)(4)(iii).

Our officer, directors, control persons and affiliates of same do not intend to purchase any shares in this offering.

TERMS OF THE OFFERING

The shares will be sold at the fixed price of $.02 per share until the completion of this offering. There is no minimum amount of subscription required per investor, and subscriptions, once received, are irrevocable.

This offering will commence on the date of this prospectus and continue for a period of 180 days (the "Expiration Date"), unless extended by our Board of Directors for an additional 90 days.

DEPOSIT OF OFFERING PROCEEDS

This is a "best efforts", "all or none" offering and, as such, we will not be able to spend any of the proceeds unless all the shares are sold and all proceeds are received. We intend to hold all funds collected from subscriptions in a separate bank account until the total amount of $40,000 has been received. At that time, the funds will be transferred to our business account for use in the implementation of our business plan. In the event the offering is not sold out prior to the Expiration Date, all money will be promptly returned to the investors, without interest or deduction. We determined the use of the standard bank account was the most efficient use of our current limited funds. Please see the risk factor section to read the related risk to you as a purchaser of any shares.

PROCEDURES AND REQUIREMENTS FOR SUBSCRIPTION

If you decide to subscribe for any shares in this offering, you will be required to execute a Subscription Agreement and tender it, together with a check or bank draft to us. Subscriptions, once received by the company, are irrevocable. All checks for subscriptions should be made payable to Treasure Explorations Inc.

                                LEGAL PROCEEDINGS

We are not currently involved in any legal proceedings and we are not aware of any pending or potential legal actions.

          DIRECTORS, EXECUTIVE OFFICERS, PROMOTERS AND CONTROL PERSONS

The officer and directors of Treasure Explorations Inc., whose one year terms will expire on 07/01/07, or at such a time as their successor(s) shall be elected and qualified are as follows:

Name & Address           Age    Position      Date First Elected    Term Expires
--------------           ---    --------      ------------------    ------------
Howard Gelfand           44     President,         5/31/06             07/01/07
#109 - 114 W Magnolia           Secretary,
Suite 400                       Treasurer,
Bellingham, WA 98225            CFO, CEO &
                                Director

Gordon Koshowski         47     Director           5/31/06             07/01/07
#109 - 114 W Magnolia
Suite 400
Bellingham, WA 98225

The foregoing persons are promoters of Treasure Explorations Inc., as that term is defined in the rules and regulations promulgated under the Securities and Exchange Act of 1933.

Directors are elected to serve until the next annual meeting of stockholders and until their successors have been elected and qualified. Officers are appointed to serve until the meeting of the board of directors following the next annual meeting of stockholders and until their successors have been elected and qualified.

Mr. Gelfand currently devotes 10 hours per week to company matters. After receiving funding per our business plan Mr. Gelfand intends to devote as much time as the board of directors deems necessary to manage the affairs of the company. Mr. Koshowski currently devotes 2-3 hours per week to company matters.

No executive officer or director of the corporation has been the subject of any order, judgment, or decree of any court of competent jurisdiction, or any regulatory agency permanently or temporarily enjoining, barring, suspending or otherwise limiting him or her from acting as an investment advisor, underwriter, broker or dealer in the securities industry, or as an affiliated person, director or employee of an investment company, bank, savings and loan association, or insurance company or from engaging in or continuing any conduct or practice in connection with any such activity or in connection with the purchase or sale of any securities.

No executive officer or director of the corporation has been convicted in any criminal proceeding (excluding traffic violations) or is the subject of a criminal proceeding which is currently pending.

RESUMES

HOWARD GELFAND has been the President, CEO, Treasurer, CFO, Secretary and a Director of the Company since inception. From 1978 to the present, he has been employed by the Pacific Racing Association as a pari-mutuel teller in Vancouver, BC, Canada. From March 2003 to March 2005 he was the Treasurer, CFO, Secretary and a Director of Bliss Essentials Corp., a publicly-traded Nevada corporation, engaged in the production of a line of all natural handmade soaps as well as the retail/wholesale sales of those products based out of Burnaby, BC, Canada. He has also worked in various capacities in the hospitality industry over a period of approximately eight years.

He has taken various courses in Business Administration from Langara Community College in Vancouver, BC, Canada. He holds several certificates in the hospitality industry issued by the government of British Columbia and has also taken the Advanced Guest Services Program sponsored by the BC and Yukon Hotels Association and the Government of Canada.

GORDON KOSHOWSKI has been a Director of the Company since inception. From December 2005 to the present he has been employed by City Fire Prevention Services as a fire and safety sales consultant in Surrey, BC, Canada. From

August 2004 to December 2005 he was employed by Imperial Fire & Safety Ltd. as a fire and safety sales consultant in Richmond, BC, Canada. From June 2000 to June 2003 he was self employed and worked on a contract basis in construction and landscaping. He has also worked in various other management positions in the transportation idunstry since 1977. From 2002 to present he has volunteered his time at the Pacifica Treatment Center in Vancouver, BC, Canada assisting people with alcohol dependencies.

Mr. Koshowski completed his ASTTBC Certification as a Fire & Safety Technician from BCIT in Burnaby, BC, Canada in 2005. He has completed the Life Skills Instructor Diploma program from Rhodes Career College in Vancouver, BC, Canada in 2004. He also became a Certified Life Skills Coash from Rhodes Career College in Vancouver, BC, Canada in 2003. He has also completed a number of courses and seminars in accident and claims prevention for the transportation industry.

         SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth information on the ownership of Treasure Explorations Inc. voting securities by officers, directors and major shareholders as well as those who own beneficially more than five percent of our common stock as of the date of this prospectus:

                                No. of        No. of
                                Shares        Shares     Percentage of Ownership
Name and Address                Before        After         Before       After
Beneficial Owner (1)           Offering      Offering      Offering    Offering
----------------               --------      --------      --------    --------
Howard Gelfand                 2,000,000     2,000,000       100%         50%

Gordon Koshowski                       0             0         0%          0%

All Officers and
Directors as a Group           2,000,000     2,000,000       100%         50%

----------
(1) Each of the persons named may be deemed to be a "parent" and "promoter" of the Company, within the meaning of such terms under the Securities Act of 1933, as amended.

                            DESCRIPTION OF SECURITIES

COMMON STOCK

The authorized capital stock of the Company consists of 75,000,000 shares of Common Stock, par value $.001. The holders of common stock currently (i) have equal ratable rights to dividends from funds legally available therefore, when, as and if declared by the Board of Directors of the Company; (ii) are entitled to share ratably in all of the assets of the Company available for distribution to holders of common stock upon liquidation, dissolution or winding up of the affairs of the Company; (iii) do not have preemptive, subscription or conversion rights and there are no redemption or sinking fund provisions or rights applicable thereto; and (iv) are entitled to one non-cumulative vote per share on all matters on which stockholders may vote. All shares of common stock now outstanding are fully paid for and non-assessable and all shares of common stock which are the subject of this Offering, when issued, will be fully paid for and non-assessable. Please refer to the Company's Articles of Incorporation, By-Laws and the applicable statutes of the State of Nevada for a more complete description of the rights and liabilities of holders of the Company's securities.

NON-CUMULATIVE VOTING

The holders of shares of common stock of the Company do not have cumulative voting rights, which means that the holders of more than 50% of such outstanding shares, voting for the election of directors, can elect all of the directors to be elected, if they so choose, and, in such event, the holders of the remaining shares will not be able to elect any of the Company's directors. After this Offering is completed, the present stockholder will own 50% of the outstanding shares. (See "Principal Stockholders".)

CASH DIVIDENDS

As of the date of this prospectus, the Company has not declared or paid any cash dividends to stockholders. The declaration or payment of any future cash dividend will be at the discretion of the Board of Directors and will depend upon the earnings, if any, capital requirements and financial position of the Company, general economic conditions, and other pertinent factors. It is the present intention of the Company not to declare or pay any cash dividends in the foreseeable future, but rather to reinvest earnings, if any, in the Company's business operations.

                      INTEREST OF NAMED EXPERTS AND COUNSEL

None of the below described experts or counsel have been hired on a contingent basis and none of them will receive a direct or indirect interest in the Company.

Our financial statements for the period from inception to the year ended June 30, 2006, included in this prospectus, have been audited by Chang G. Park, CPA, Ph. D., 371 E Street, Chula Vista, CA 91910. We include the financial statements in reliance on their reports, given upon their authority as experts in accounting and auditing.

The Law Firm of Dan Masters, 4490 Philbrook Square, San Diego, CA 92130, has passed upon the validity of the shares being offered and certain other legal matters and is representing us in connection with this offering.

Alex Burton, Professional Mining Engineer and Consulting Geologist of Burton Consulting Inc., 1408 Seventh Avenue, New Westminster, B.C. Canada V3M 2K3, has provided us with the geology report contained herein.

              DISCLOSURE OF COMMISSION POSITION OF INDEMNIFICATION
                         FOR SECURITIES ACT LIABILITIES

Insofar as indemnification for liabilities arising under the Securities Act of 1933 (the "Act") may be permitted to directors, officers and controlling persons of the small business issuer pursuant to the By-Laws of the company, or otherwise, we have been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act, and is, therefore unenforceable.

In the event that a claim for indemnification against such liabilities (other than the payment of expenses incurred or paid by a director, officer or controlling person in the successful defense of any action, suit or proceeding) is asserted by such director, officer, or other control person in connection with the securities being registered, we will, unless in the opinion of our legal counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it, is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                     ORGANIZATION WITHIN THE LAST FIVE YEARS

Treasure Explorations Inc. was incorporated in Nevada on May 31, 2006 to engage in the business of acquisition, exploration and development of natural resource properties. At that time Howard Gelfand was named sole officer and a director of the company, and Gordon Koshowski was named a director. At that time the Board of Directors voted to seek capital and begin development of our business plan. We received our initial funding of $10,000 through the sale of common stock to Mr. Gelfand who purchased 2,000,000 shares of our Common Stock at $0.005 per share on May 31, 2006.

                             DESCRIPTION OF BUSINESS

We are an exploration stage company with no revenues and a limited operating history. Our independent auditor has issued an audit opinion which includes a statement expressing substantial doubt as to our ability to continue as a going concern. The source of information contained in this discussion is our geology report that has been included as Exhibit 99.2 to this prospectus.

There is the likelihood of our mineral claim containing little or no economic mineralization or reserves of silver and other minerals. The Tulameen Mountain Mineral Claim, consisting of 16 cells totaling an area of 830 acres, is the only claim currently in the company's portfolio. If our claim does not contain any reserves all funds that we spend on exploration will be lost. Even if we complete our current exploration program and are successful in identifying a mineral deposit we will be required to expend substantial funds on further drilling and engineering studies before we will know if we have a commercially viable mineral deposit or reserve.

                            GLOSSARY OF MINING TERMS

"Argillite"            A fine-grained sedimentary rock composed predominately of
                       hard clay particles
"BCDM"                 British Columbia Department of Mines
"Carbonate"            A salt of carbonic acid
"Chloritic"            A salt of chlorous acid
"Clastic"              Rocks formed from fragments of pre-existing rock
"Cretaceous"           The Cretaceous period is one of the major divisions of
                       the geologic timescale, reaching from the end of the
                       Jurassic period, about 146 million years ago to the
                       beginning of the Paleocene epoch of the Tertiary period
"Eocene"               The Eocene epoch (56-34 Ma) is a major division of the
                       geologic timescale and the second epoch of the Palaeogene
                       period in the Cenozoic era. The Eocene spans the time
                       from the end of the Paleocene epoch to the beginning of
                       the Oligocene epoch.
"Epigenetic"           the study of the processes involved in the unfolding
                       development of an organism
"Felsic Dike"          Felsic is a term used in geology to refer to silicate
                       minerals, magmas, and rocks which are enriched in the
                       lighter elements such as silica, oxygen, sodium, and
                       potassium. A dike is an intrusion into a cross-cutting
                       fissure, meaning a dike cuts across other pre-existing
                       layers or bodies of rock, this means that a dike is
                       always younger than the rocks that contain it.
"Fossiliferous"        Fossil-containing rock formations and sedimentary layers
"Galena"               A lead ore
"Geological mapping"   The process of observing and measuring geological
                       features in a given area and plotting these features, to
                       scale, onto a map
"Gold" or "Au"         A heavy, soft, yellow, ductile, malleable, metallic
                       element. Gold is a critical element in computer and
                       communications technologies
"Granodioritic"        An intrusive igneous rock similar to granite, but
                       contains more plagioclase than potassium feldspar
"Hydrothermal"         Hydrothermal circulation occurs most often in the
                       vicinity of sources of heat within the Earth's crust.
                       This generally occurs near volcanic activity, but can
                       occur in the deep crust related to the intrusion of
                       granite
"Marcasite"            Sometimes called white iron pyrite, an iron sulfide
                       (FeS2). Marcasite is often mistakenly confused with
                       pyrite, but marcasite is lighter and more brittle.
"Mineral claim"        A portion of land held either by a prospector or a mining
                       company, in British Columbia each claim is 500m x 500m
                       (1,640 ft2)
"MINFILE"              A government data base detailing mineral occurrences in
                       BC
"Ore"                  A mixture of mineralized rock from which at least one of
                       the metals can be extracted at a profit

"Precious metal"       Any of several metals, including gold and platinum, that
                       have high economic value - metals that are often used to
                       make coins or jewelry
"Pyrite"               A yellow iron sulphide mineral - sometimes referred to as
                       "fools gold"
"Quartz"               Common rock forming mineral consisting of silicon and
                       oxygen
"Sandstone"            A sedimentary rock composed mainly of sand-size mineral
                       or rock grains
"Sedimentary rocks"    Secondary rocks formed from material derived from other
                       rocks and laid down underwater.
"Siltstone"            A sedimentary rock that is intermediate in grain size
                       between the coarser sandstone and the finer shale
"Silver" or "Ag"       A soft white lustrous transition metal, it has the
                       highest electrical and thermal conductivity of any metal
                       and occurs in minerals and in free form.
"Soil sampling"        The collecting of samples of soil, usually 2 pounds per
                       sample, from soil thought to be covering mineralized
                       rock. The samples are submitted to a laboratory that will
                       analyze them for mineral content
"Sphalerite"           A zinc sulphide mineral; the most common ore mineral of
                       zinc
"Tertiary"             One of the major divisions of the geologic timescale,
                       from the end of the Cretaceous period about 65 million
                       years ago to the start of the Quaternary period about 1.6
                       million years ago.
"Trenching"            The digging of long, narrow excavation through soil, or
                       rock, to expose mineralization
"Tuff"                 A type of rock consisting of consolidated volcanic ash
                       ejected from vents during a volcanic eruption
"Vein"                 A crack in the rock that has been filled by minerals that
                       have traveled upwards from a deeper source
"Volcanic rocks"       Igneous rocks formed from magma that has flowed out or
                       has been violently ejected from a volcano
"Wacke"                A soft, earthy, dark-colored rock or clay derived from
                       the alteration of basalt.
"Zinc" or "Zn"         A white metallic element

GENERAL INFORMATION

The one property in the Company's portfolio, on which the net proceeds of the offering will be spent, is the Tulameen Mountain Mineral Claim, consisting of 336 hectares (830 acres), included within 16 Mineral Title Cells. The Tulameen Mountain Mineral Claim was staked on May 26, 2006 using the British Columbia Mineral Titles Online computer Internet system and was assigned Tenure No. 534417.

The Claim is located in the New Westminster, Similkameen Mining Division of British Columbia, Canada. The project area is located approximately 87 miles east of Vancouver and 14 miles east-northeast of Hope. A logging road up Dewdney Creek provides access to the northeast corner of the mineral claim. The lower part of the logging road is in good condition, but the remainder has several poor sections. A four-wheel drive vehicle is required to travel the latter part of the road. Much of the area has been logged. The City of Hope is the closest major population center. Traveling via automobile the Treasure Claim is located 25 minutes by road to Hope. The terrain in the general area is rugged and ranges in elevation from 2,953 feet in the Dewdney Creek on the northeast portion, to over 5,906 feet on the southwest corner.

The general area of the Tulameen Mountain Mineral Claim was explored intermittently from the late 1800's to the present times. Most of the exploration and mining activity was concentrated on Treasure Mountain located to the east of the Tulameen Mountain Mineral Claim. From the available history of the Tulameen Mountain Mineral Claim area, it appears that the majority of the claim has had no mineral exploration. The known mineralized occurrences are located along the eastern edge of the mineral claim beside Dewdney Creek. We have not carried out any exploration work on the claim and have incurred no exploration costs. The future cost of exploration work on the property is disclosed in detail in the Plan of Operation section of this prospectus.

There is not a plant or any equipment currently located on the property. It is expected that the initial exploration phase will be supported by generators. Water required for exploration and development of the claim is available from Dewdney Creek.

A two-phase exploration program to evaluate the area is considered appropriate and is recommended by the consulting geologist in his report. Phase 1 of the work program will consist of geological mapping, soil sampling and rock sampling. Contingent upon favorable results from Phase 1, Phase 2 work would consist of a magnetometer survey and trenching.

The cost of the proposed program is $25,200 for the initial phase of exploration work and $30,600 for the contingent second phase. We plan to commence Phase 1 of the exploration program in the spring of 2007 if we are able to raise the necessary funds from this offering.

The discussions contained herein are management's estimates based on information provided by the consulting geologist who prepared the geology report for the Tulameen Mountain project. Because we have not commenced our exploration program we cannot provide a more detailed discussion of our plans if we find a viable store of minerals on our property, as there is no guarantee that exploitable mineralization will be found, the quantity or type of minerals if they are found and the extraction process that will be required. We are also unable to assure you we will be able to raise the additional funding to proceed with any subsequent work on the claims if mineralization is found in Phases 1 and 2.

ACQUISITION OF THE MINERAL CLAIM

The Tulameen Mountain Mineral Claim is assigned Tenure Number 534417 and is recorded in the name of our president, Howard Gelfand. The date of record is May 26, 2006 and the claim is in good standing to May 26, 2007.

REQUIREMENTS OR CONDITIONS FOR RETENTION OF TITLE

Title to the property has already been granted to our president, Howard Gelfand, who holds the claim in trust for the Company. To obtain a Free Miner's Certificate, which is required to hold a mining claim in British Columbia,
Section 8(1) of the B.C. Mineral Tenure Act (MTA) stipulates that a corporation must be registered under the British Columbia Business Corporations Act. Section 8(2) of the MTA stipulates that an individual applicant must either be a resident of Canada or be authorized to work in Canada. As the corporation is not registered in British Columbia the claim is held in trust for the company by Mr. Gelfand, a Canadian citizen. The Tulameen Mountain Mineral Claim was staked using the British Columbia Mineral Titles Online computer Internet system.

All claims staked in British Columbia require $0.40 per hectare worth of assessment work to be undertaken in year 1 through 3, followed by $0.80 per hectare per year thereafter. For our claim this would require $134 in exploration costs for year 1 through 3, and $269 per year thereafter. In order to retain title to the property exploration work costs must be recorded and filed with the British Columbia Department of Energy Mines and Petroleum Resources ("BCDM").

LOCATION, ACCESS, CLIMATE, LOCAL RESOURCES & INFRASTRUCTURE

The Claim is located in the New Westminster, Similkameen Mining Division of British Columbia, Canada. The project area is located approximately 87 miles east of Vancouver and 14 miles east-northeast of Hope.

The mineral claim is accessible from the Coquihalla Highway at the Carolin Mine turnoff, approximately 14-road miles northeast of Hope. From the highway turnoff, another 8 miles is traveled along a logging road up Dewdney Creek. The lower part of the logging road is in good condition, but the remainder has several poor sections. A four-wheel drive vehicle is required to travel the latter part of the road.

The Tulameen Mountain Mineral Claim is located within the Hozameen Range, which is characterized by high, rugged mountains separated by narrow, deeply incised valleys. The mineral claim is situated on the northwest flank of the Tulameen Mountain. The terrain in the general area is rugged and ranges in elevation from 2,953 feet in the Dewdney Creek on the northeast portion, to over 5,906 feet on the southwest corner. All of the property has been logged and is in various stages of re-growth with cedar, fir, alder and maple trees. The bush varies from dense second growth to clear-cut areas. Traverses on foot are difficult over much of the area due to debris left as a result of forest thinning programs.

Snow normally covers the claims from the end of September to late June.

The city of Hope is the closest population centre. Amenities in Hope and the surrounding area include police, hospitals, groceries, fuel, hardware and other necessary items. Drilling companies are present in the area and assay facilities are located in Vancouver.



                       [MAP SHOWING THE PROJECT LOCATION]

                        [MAP SHOWING THE CLAIM LOCATION]


HISTORY

The general area of the Tulameen Mountain Mineral Claim was explored intermittently from the late 1800's to the present times. Most of the exploration and mining activity was concentrated on Treasure Mountain located to the east of the Tulameen Mountain Mineral Claim.

The Blackjack showing is only known mineralized occurrence on the Tulameen Mountain Mineral Claim. The Blackjack showing is first mentioned in the 1913 British Columbia Mines Annual Report. It is reported to have a vein structure mineralized with small amounts of pyrite, marcasite, galena and sphalerite. The main showing, located on the west side of the junction of Dewdney Creek, is exposed in an opencut about 20 feet from the creek. The Blackjack Showing is located on the northeast corner of the Tulameen Mountain Mineral Claim.

In the mid 1980's Silver Saddle Mines Limited, conducted prospecting and geological mapping on the easterly adjoining and overlapping Argentum claim (Gov. of B.C. Ministry of Energy, Mines and Petroleum Resources, Geological Branch Assessment Report 14,714 and 17,117). On the Blackjack showing a 0.2 meter chip sample from a leached contact zone assayed 23.31 grams silver per tonne (GOV. OF B.C. MINISTRY OF ENERGY, MINES AND PETROLEUM RESOURCES, MINFILE NO. 092HSW046, DETAIL REPORT).

Previous work completed in the area is helpful as it provides some indication as to the type, grades and location of minerals present in the area, though there is no guarantee the previous work will result in any exploitable mineral deposits on our claim.

GEOLOGICAL SETTING

The area is underlain by Lower-Middle Jurassic Dewdney Creek Formation (Ladner Group) tuffaceous sediments comprised of volcanic sandstone, siltstone, wacke, tuff, and argillite with interlayered fossiliferous limestone. These rocks are separated from the Lower-Upper Cretaceous Pasayten Group sediments to the east, by the major northwest trending Chuwanten fault.

The Blackjack showing is hosted by interbedded tuff, quartzite and argillite which are crosscut by a coarse grained, black felsic dike trending between north and north-northeast. The main showing, located on the west side of the junction of Dewdney Creek, is exposed in an opencut about 20 feet from the creek. Disseminated pyrite, galena and sphalerite occur in an oxidized band which ranges from 10 to 12 inches in width, and consists of sheared and altered wallrock.

Another showing, located about 547 yards south of the creek junction, occurs in courser grained sediments. The same black, felsic dike crosscuts these bedded sediments nearly at right angles. On both sides of the dike, which averages 20 feet in width, mineralization consists of disseminated galena and sphalerite. The contacts are highly altered with oxidized and leached wallrock averaging 1 1/2 feet in width. In 1985, a 0.2 - meter sample from this leached zone assayed
23.31 grams per tonne silver (Assessment Report 14714). (Gov. of B.C. Ministry of Energy, Mines and Petroleum Resources, MINFILE No. 092HSW046, Capsule Geology).

A vein, stockwork type deposit similar to the nearby Treasure Mountain mine is being explored for. The origin of the deposit is classified as hydrothermal and epigenetic, with carbonate and chloritic alteration. The polymetallic veins contain silver, lead, zinc and minor amounts of gold.

                       [MAP SHOWING THE REGIONAL GEOLOGY]

PROPERTY MINERALIZATION

The Blackjack showing is only known mineralized occurrence on the Tulameen Mountain Mineral Claim. It is reported to have a vein structure mineralized with small amounts of pyrite, marcasite, galena and sphalerite.

COMPETITION

We do not compete directly with anyone for the exploration or removal of minerals from our property as we hold all interest and rights to the claim. Readily available commodities markets exist in Canada and around the world for the sale of silver and other minerals. Therefore, we will likely be able to sell any silver or other minerals that we are able to recover.

We will be subject to competition and unforeseen limited sources of supplies in the industry in the event spot shortages arise for supplies such as dynamite, and certain equipment such as bulldozers and excavators that we will need to conduct exploration. We have not yet attempted to locate or negotiate with any suppliers of products, equipment or services and will not do so until funds are received from this offering. If we are unsuccessful in securing the products, equipment and services we need we may have to suspend our exploration plans until we are able to do so.

BANKRUPTCY OR SIMILAR PROCEEDINGS

There has been no bankruptcy, receivership or similar proceeding.

REORGANIZATIONS, PURCHASE OR SALE OF ASSETS

There have been no material reclassifications, mergers, consolidations, or purchase or sale of a significant amount of assets not in the ordinary course of business.

COMPLIANCE WITH GOVERNMENT REGULATION

We will be required to comply with all regulations, rules and directives of governmental authorities and agencies applicable to the exploration of minerals in Canada generally, and in British Columbia specifically.

The initial steps of exploration can be carried out without permitting or notification to any government body as it is deemed "low-disturbance/low-impact" by the British Columbia Department of Energy Mines and Petroleum Resources
(BCDM).

With respect to the mechanized trenching or diamond drilling a plan of operation will need to be filed with the BCDM. This plan will detail the extent, location and amount of surface disturbance for the trenching and/or drilling. As the amount of trenching and drilling (initially) will be limited, the permit should be issued within 30 days. We will be required to obtain a refundable bond in the amount of $2,000 - $4,000 (depending on the anticipated amount of disturbance). The bond is to ensure that we reclaim or repair the disturbance caused by the trenching and drilling. Usually this reclaiming work entails filling in and smoothing the surface at trenching sites, clean up and removal of any work material, and seeding native grass/plants at the site of any disturbance.

There will be costs for the crew and equipment required to fill in the trenches etc., but as heavy equipment is available locally, and the amount of disturbance is expected to be minimal, the costs will be most likely be less than $2,000.

All claims staked in British Columbia require $0.40 per hectare worth of assessment work to be undertaken in year 1 through 3, followed by $0.80 per hectare per year thereafter. In order to retain title to the property exploration work costs must be recorded and filed with the British Columbia Department of Energy Mines and Petroleum Resources ("BCDM").

PATENTS, TRADEMARKS, FRANCHISES, CONCESSIONS, ROYALTY AGREEMENTS, OR LABOR CONTRACTS

We have no current plans for any registrations such as patents, trademarks, copyrights, franchises, concessions, royalty agreements or labor contracts. We will assess the need for any copyright, trademark or patent applications on an ongoing basis.

NEED FOR GOVERNMENT APPROVAL FOR ITS PRODUCTS OR SERVICES

We are not required to apply for or have any government approval for our products or services.

RESEARCH AND DEVELOPMENT COSTS DURING THE LAST TWO YEARS

We have not expended funds for research and development costs since inception. We paid $2,100 US for the geology report and staking of the claim. The payment was made subsequent to our June 30, 2006 audited financials.

EMPLOYEES AND EMPLOYMENT AGREEMENTS

Our only employee is our sole officer, Howard Gelfand. Mr. Gelfand currently devotes 10 hours per week to company matters and after receiving funding he plans to devote as much time as the board of directors determines is necessary to manage the affairs of the company. There are no formal employment agreements between the company and our current employee.

REPORTS TO SECURITIES HOLDERS

We provide an annual report that includes audited financial information to our shareholders. We will make our financial information equally available to any interested parties or investors through compliance with the disclosure rules of Regulation S-B for a small business issuer under the Securities Exchange Act of 1934. We will become subject to disclosure filing requirements once our SB-2 registration statement becomes effective, including filing Form 10K-SB annually and Form 10Q-SB quarterly. In addition, we will file Form 8K and other proxy and information statements from time to time as required. We do not intend to voluntarily file the above reports in the event that our obligation to file such reports is suspended under the Exchange Act. The public may read and copy any materials that we file with the Securities and Exchange Commission, ("SEC"), at the SEC's Public Reference Room at 100 F Street NE, Washington, DC 20549. The public may obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330. The SEC maintains an Internet site (http://www.sec.gov) that contains reports, proxy and information statements, and other information regarding issuers that file electronically with the SEC.

                                PLAN OF OPERATION

Our current cash balance is $9,985. We believe our cash balance is sufficient to fund our limited levels of operations until March 2007. If we experience a shortage of funds prior to funding we may utilize funds from our directors, who have informally agreed to advance funds to allow us to pay for offering costs, filing fees, and professional fees, however they have no formal commitment, arrangement or legal obligation to advance or loan funds to the company. In order to achieve our business plan goals, we will need the funding from this offering. We are an exploration stage company and have generated no revenue to date. We have sold $10,000 in equity securities to pay for our minimum level of operations.

Our auditor has issued a going concern opinion. This means that there is substantial doubt that we can continue as an on-going business for the next twelve months unless we obtain additional capital to pay our bills. This is because we have not generated revenues and no revenues are anticipated until we begin removing and selling minerals. There is no assurance we will ever reach that point.

Our exploration target is to find exploitable minerals on our property. Our success depends on achieving that target. There is the likelihood of our mineral claim containing little or no economic mineralization or reserves of silver and other minerals. There is the possibility that our claim does not contain any reserves and funds that we spend on exploration will be lost. Even if we complete our current exploration program and are successful in identifying a mineral deposit we will be required to expend substantial funds to bring our claim to production. We are unable to assure you we will be able to raise the additional funds necessary to implement any future exploration or extraction program even if mineralization is found.

Our plan of operation for the twelve months following the date of this prospectus is to complete the first phase of the exploration program on our claim consisting of geological mapping, soil sampling and rock sampling. In addition to the $25,200 we anticipate spending for Phase 1 of the exploration program as outlined below, we anticipate spending an additional $24,800 on professional fees, including fees payable in connection with the filing of this registration statement and complying with reporting obligations, and general administrative costs. Total expenditures over the next 12 months are therefore expected to be approximately $50,000, which is the amount to be raised in this offering and our cash on hand. We will require the funds from this offering to proceed.

The following work program has been recommended by the consulting geologist who prepared the geology report for the Treasure project.

Phase 1 of the work program will consist of geological mapping, soil sampling and rock sampling.

                                 PHASE 1 BUDGET

     Geologist 12 days @ $700/day                 $ 8,400
     Technologist 12 days @ $300/day              $ 3,600
     Vehicle 12 days @ $100/day                   $ 1,200
     Rock Samples 20 @ $50 each                   $ 1,000
     Soil Samples 100 @ $40 each                  $ 4,000
     Expenses, food, field supplies               $ 4,000
     Report                                       $ 3,000
                                                  -------
         TOTAL (US DOLLARS)                       $25,200
                                                  =======

Contingent upon favorable results from Phase 1, the following Phase 2 work program is recommended. Phase 2 will consist of a magnetometer survey and trenching.

                                 PHASE 2 BUDGET

     Bond                                         $ 5,000
     Geologist 6 days @ $700/day                  $ 4,200
     Technologist 6 days @ $300/day               $ 1,800
     Vehicle 6 days @ $100/day                    $   600
     Magnetometer Survey                          $ 5,000
     Excavator 2 days @ $1500/day                 $ 3,000
     Rock Samples 100 @ $50 each                  $ 5,000
     Expenses, food, field supplies               $ 3,000
     Report                                       $ 3,000
                                                  -------
                      TOTAL (US DOLLARS)          $30,600
                                                  =======

If we are successful in raising the funds from this offering we plan to commence Phase 1 of the exploration program on the claim in the spring of 2007 or as soon as weather conditions permit. We expect this phase to take 12 days to complete and an additional one to two months for the consulting geologist to receive the results from the assay lab and prepare his report.

The above program costs are management's estimates based upon the recommendations of the professional consulting geologist's report and the actual project costs may exceed our estimates. To date, we have not commenced exploration.

Following phase one of the exploration program, if it proves successful in identifying mineral deposits, we intend to proceed with phase two of our exploration program if we are able to raise the funds necessary. The estimated cost of this program is $30,600 and will take approximately 6 days to complete and an additional one to two months for the consulting geologist to receive the results from the assay lab and prepare his report.

Subject to financing, we anticipate commencing the second phase of our exploration program in fall 2007. We have a verbal agreement with Alex Burton, the consulting geologist and mining engineer who prepared the geology report on our claim, to retain his services for our planned exploration program. We will require additional funding to proceed with Phase two and any subsequent work on the claim, we have no current plans on how to raise the additional funding. We cannot provide investors with any assurance that we will be able to raise sufficient funds to proceed with any work after the first phase of the exploration program.

OFF-BALANCE SHEET ARRANGEMENTS

We do not have any off-balance sheet arrangements that have or are reasonably likely to have a current or future effect on our financial condition, changes in financial condition, revenues or expenses, results of operations, liquidity, capital expenditures or capital resources that is material to investors.

LIMITED OPERATING HISTORY; NEED FOR ADDITIONAL CAPITAL

There is no historical financial information about us on which to base an evaluation of our performance. We are an exploration stage company and have not generated revenues from operations. We cannot guarantee we will be successful in our business operations. Our business is subject to risks inherent in the establishment of a new business enterprise, including limited capital resources, possible delays in the exploration of our property, and possible cost overruns due to increases in the cost of services.

To become profitable and competitive, we must conduct the exploration of our properties before we start into production of any minerals we may find. We are seeking funding from this offering to provide the capital required for the first phase of our exploration program. We believe that the funds from this offering will allow us to operate for one year.

We have no assurance that future financing will materialize. If that financing is not available to us for the second phase of our exploration program we may be unable to continue.

LIQUIDITY AND CAPITAL RESOURCES

To meet our need for cash we are attempting to raise money from this offering. We cannot guarantee that we will be able to sell all the shares required. If we are successful any money raised will be applied to the items set forth in the Use of Proceeds section of this prospectus. If the first phase of our exploration program is successful in identifying mineral deposits we will attempt to raise the necessary funds to proceed with phase two and any subsequent drilling and extraction. The sources of funding we may consider to fund this work include a second public offering, a private placement of our securities or loans from our directors or others.

Our directors have agreed to advance funds as needed until the offering is completed or failed and has agreed to pay the cost of reclamation of the property should exploitable minerals not be found and we abandon the second phase of our exploration program and there are no remaining funds in the company. While they have agreed to advance the funds, the agreement is verbal and is unenforceable as a matter of law.

The one property in the Company's portfolio, on which the net proceeds of the offering will be spent, is the Tulameen Mountain Mineral Claim, consisting of 336 hectares (830 acres), included within 16 Mineral Title Cells. We have not carried out any exploration work on the claim and have incurred no exploration costs.

We received our initial funding of $10,000 through the sale of common stock to Mr. Gelfand, our officer and a director, who purchased 2,000,000 shares of our common stock at $0.005 per share on May 31, 2006. From inception until the date of this filing we have had no operating activities. Our financial statements from inception (May 31, 2006) through the year ended June 30, 2006 report no revenues and a net loss of $430.

CRITICAL ACCOUNTING POLICIES

BASIS OF ACCOUNTING

The Company's financial statements are prepared using the accrual method of accounting. The Company has elected an June 30, year-end.

BASIC EARNINGS (LOSS) PER SHARE

In February 1997, the FASB issued SFAS No. 128, "Earnings Per Share", which specifies the computation, presentation and disclosure requirements for earnings
(loss) per share for entities with publicly held common stock. SFAS No. 128 supersedes the provisions of APB No. 15, and requires the presentation of basic earnings (loss) per share and diluted earnings (loss) per share. The Company has adopted the provisions of SFAS No. 128 effective April 14, 2006 (date of inception).

Basic net earnings (loss) per share amounts are computed by dividing the net earnings (loss) by the weighted average number of common shares outstanding. Diluted earnings (loss) per share are the same as basic earnings (loss) per share due to the lack of dilutive items in the Company.

CASH EQUIVALENTS

The Company considers all highly liquid investments purchased with an original maturity of three months or less to be cash equivalents.

USE OF ESTIMATES AND ASSUMPTIONS

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates. In accordance with FASB 16 all adjustments are normal and recurring.

INCOME TAXES

Income taxes are provided in accordance with Statement of Financial Accounting Standards No. 109 (SFAS 109), Accounting for Income Taxes. A deferred tax asset or liability is recorded for all temporary differences between financial and tax reporting and net operating loss carryforwards. Deferred tax expense (benefit) results from the net change during the year of deferred tax assets and liabilities.

Deferred tax assets are reduced by a valuation allowance when, in the opinion of management, it is more likely than not that some portion of all of the deferred tax assets will be realized. Deferred tax assets and liabilities are adjusted for the effects of changes in tax laws and rates on the date of enactment.

RECENT ACCOUNTING PRONOUNCEMENTS

In December 2004, the FASB issued SFAS No. 123 (revised 2004), "Share-Based Payment." SFAS No. 123R replaced SFAS No. 123 and superseded Accounting Principles Board Opinion No. 25. SFAS No. 123R will require compensation costs related to share-based payment transactions to be recognized in the financial statements. The effective date of SFAS No. 123R is the first reporting period beginning after December 15, 2005. The adoption of SFAS No. 123 (revised 2004) should not have a significant impact on the Company's financial position or results of operations until such time the Company has share-based payments. The Company will adopt the provisions of SFAS No. 123R at that time.

In December 2004, the FASB issued SFAS No. 153, "Exchanges OF Nonmonetary Assets, an Amendment of APB Opinion No. 29" ("SFAS No. 153"). SFAS No. 153 is based on the principle that exchanges of nonmonetary assets should be measured based on the fair value of the assets exchanged. APB Opinion No. 29, "Accounting for Nonmonetary Transactions," provided an exception to its basic measurement principle (fair value) for exchanges of similar productive assets. Under APB Opinion No. 29, an exchange of a productive asset for a similar productive asset was based on the recorded amount of the asset relinquished. SFAS No. 153 eliminates this exception and replaces it with an exception of exchanges of nonmonetary assets that do not have commercial substance. SFAS No. 153 became effective for our Company as of July 1, 2005. The Company will apply the requirements of SFAS No. 153 on any future nonmonetary exchange transactions.

In March 2005, the FASB issued FASB Interpretation ("FIN") No. 47 "Accounting For Conditional Asset Retirement Obligations--An Interpretation Of FASB Statement No. 143" ("FIN No. 47"). FIN No. 47 clarifies the timing of liability recognition for legal obligations associated with the retirement of a tangible long-lived asset when the timing and/or method of settlement are conditional on a future event. FIN No. 47 is effective for us no later than December 31, 2005. We do not expect that the adoption of FIN No. 47 will have a material impact on our financial condition or results of operations.

FIN No. 47 is effective for the Company no later than December 31, 2005. The Company does not expect that the adoption of FIN No. 47 will have a material impact on its financial condition or results of operations.

In May 2005, the FASB issued SFAS No. 154, "Accounting Changes And Error Corrections, A Replacement Of APB No. 20 And FASB Statement No. 3" ("SFAS No. 154"). SFAS No. 154 requires retrospective application to prior periods' financial statements of a voluntary change in accounting principle unless it is impracticable. APB Opinion No. 20 "Accounting Changes," previously required that most voluntary changes in accounting principle be recognized by including in net income of the period of the change the cumulative effect of changing to the new accounting principle. This statement is effective for our Company as of January 1, 2006. The Company does not believe that the adoption of SFAS No. 154 will have a material impact on our financial statements.

This statement is effective for the Company as of January 1, 2006. The Company does not believe that the adoption of SFAS No. 154 will have a material impact on its financial statements.

                             DESCRIPTION OF PROPERTY

We do not currently own any property. We lease shared office facilities at #109, 114 West Magnolia Street, Suite 400, Bellingham, Washington, 98225 and currently pay approximately $60 per month. The facilities include answering services, fax services, secretarial services, reception area and shared office and boardroom meeting facilities which are all available on a pay per use basis. Management believes the current premises are sufficient for its needs at this time.

We currently have no investment policies as they pertain to real estate, real estate interests or real estate mortgages.

                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Mr. Gelfand and Mr. Koshowski will not be paid for any underwriting services that they perform on our behalf with respect to this offering. They will also not receive any interest on any funds that they may advance to us for expenses incurred prior to the offering being closed. Any funds loaned will be repaid from the proceeds of the offering.

On May 31, 2006, a total of 2,000,000 shares of Common Stock were issued to Mr. Gelfand in exchange for $10,000 US, or $.005 per share. All of such shares are "restricted" securities, as that term is defined by the Securities Act of 1933, as amended, and are held by an officer and director of the Company. (See "Principal Stockholders".)

            MARKET FOR COMMON EQUITY AND RELATED STOCKHOLDER MATTERS

We plan to contact a market maker immediately following the completion of the offering and apply to have the shares quoted on the OTC Electronic Bulletin Board (OTCBB). The OTCBB is a regulated quotation service that displays real-time quotes, last sale prices and volume information in over-the-counter
(OTC) securities. The OTCBB is not an issuer listing service, market or exchange. Although the OTCBB does not have any listing requirements per se, to be eligible for quotation on the OTCBB, issuers must remain current in their filings with the SEC or applicable regulatory authority. Market Makers are not permitted to begin quotation of a security whose issuer does not meet this filing requirement. Securities already quoted on the OTCBB that become delinquent in their required filings will be removed following a 30 or 60 day grace period if they do not make their required filing during that time. We cannot guarantee that our application will be accepted or approved and our stock listed and quoted for sale. As of the date of this filing, there have been no discussions or understandings between Treasure Explorations Inc.; nor, anyone acting on our behalf with any market maker regarding participation in a future trading market for our securities.

As of the date of this filing, there is no public market for our securities. There has been no public trading of our securities, and, therefore, no high and low bid pricing. As of the date of this prospectus Treasure Explorations Inc. had one shareholder of record. We have paid no cash dividends and have no outstanding options.

PENNY STOCK RULES

The Securities and Exchange Commission has also adopted rules that regulate broker-dealer practices in connection with transactions in penny stocks. Penny stocks are generally equity securities with a price of less than $5.00 (other than securities registered on certain national securities exchanges or quoted on the Nasdaq system, provided that current price and volume information with respect to transactions in such securities is provided by the exchange or system).

A purchaser is purchasing penny stock which limits the ability to sell the stock. The shares offered by this prospectus constitute penny stock under the Securities and Exchange Act. The shares will remain penny stocks for the foreseeable future. The classification of penny stock makes it more difficult for a broker-dealer to sell the stock into a secondary market, which makes it more difficult for a purchaser to liquidate his/her investment. Any broker-dealer engaged by the purchaser for the purpose of selling his or her shares in us will be subject to Rules 15g-1 through 15g-10 of the Securities and Exchange Act. Rather than creating a need to comply with those rules, some broker-dealers will refuse to attempt to sell penny stock.

The penny stock rules require a broker-dealer, prior to a transaction in a penny stock not otherwise exempt from those rules, to deliver a standardized risk disclosure document, which:

     - contains a description of the nature and level of risk in the market for penny stock in both public offerings and secondary trading;

     - contains a description of the broker's or dealer's duties to the customer and of the rights and remedies available to the customer with respect to a violation of such duties or other requirements of the Securities Act of 1934, as amended;

     - contains a brief, clear, narrative description of a dealer market, including "bid" and "ask" price for the penny stock and the significance of the spread between the bid and ask price;

     - contains a toll-free telephone number for inquiries on disciplinary actions;

     - defines significant terms in the disclosure document or in the conduct of trading penny stocks; and

     - contains such other information and is in such form (including language, type, size and format) as the Securities and Exchange Commission shall require by rule or regulation;

The broker-dealer also must provide, prior to effecting any transaction in a penny stock, to the customer:

     -    the bid and offer quotations for the penny stock;

     - the compensation of the broker-dealer and its salesperson in the transaction;

     - the number of shares to which such bid and ask prices apply, or other comparable information relating to the depth and liquidity of the market for such stock; and

     - monthly account statements showing the market value of each penny stock held in the customer's account.

In addition, the penny stock rules require that prior to a transaction in a penny stock not otherwise exempt from those rules; the broker-dealer must make a special written determination that the penny stock is a suitable investment for the purchaser and receive the purchaser's written acknowledgment of the receipt of a risk disclosure statement, a written agreement to transactions involving penny stocks, and a signed and dated copy of a written suitability statement. These disclosure requirements will have the effect of reducing the trading activity in the secondary market for our stock because it will be subject to these penny stock rules. Therefore, stockholders may have difficulty selling their securities.

REGULATION M

Our officer and director, who will offer and sell the shares, is aware that he is required to comply with the provisions of Regulation M, promulgated under the Securities Exchange Act of 1934, as amended. With certain exceptions, Regulation M precludes the officer and director, sales agent, any broker-dealer or other person who participate in the distribution of shares in this offering from bidding for or purchasing, or attempting to induce any person to bid for or purchase any security which is the subject of the distribution until the entire distribution is complete.

REPORTS

We will become subject to certain filing requirements and will furnish annual financial reports to our stockholders, certified by our independent accountant, and will furnish un-audited quarterly financial reports in our quarterly reports filed electronically with the SEC. All reports and information filed by us can be found at the SEC website, www.sec.gov.

                             EXECUTIVE COMPENSATION

Our current officer receives no compensation. The current Board of Directors is comprised of Mr. Gelfand and Mr. Koshowski.

                           Summary Compensation Table

                                                 Other
Name &                                           Annual      Restricted                            All Other
Principal                                       Compen-        Stock         Options      LTIP      Compen-
Position         Year    Salary($)   Bonus($)   sation($)    Award(s)($)     SARs(#)   Payouts($)  sation($)
--------         ----    ---------   --------   ---------    -----------     -------   ----------  ---------
H Gelfand        2006       -0-        -0-         -0-           -0-           -0-         -0-         -0-
President

G Koshowski
Director         2006       -0-        -0-         -0-           -0-           -0-         -0-         -0-

There are no current employment agreements between the company and its executive officer.

On May 31, 2006, a total of 2,000,000 shares of common stock were issued to Mr. Gelfand in exchange for cash in the amount of $10,000 U.S., or $.005 per share.

The terms of these stock issuances were as fair to the company, in the opinion of the board of directors, as could have been made with an unaffiliated third party.

Mr. Gelfand currently devotes approximately 10 hours per week to manage the affairs of the company. Mr. Koshowski currently devotes 2-3 hours per week to the company. Mr. Gelfand has agreed to work with no remuneration until such time as the company receives sufficient revenues necessary to provide management salaries. At this time, we cannot accurately estimate when sufficient revenues will occur to implement this compensation, or what the amount of the compensation will be.

There are no annuity, pension or retirement benefits proposed to be paid to officers, directors or employees in the event of retirement at normal retirement date pursuant to any presently existing plan provided or contributed to by the company or any of its subsidiaries, if any.

                              FINANCIAL STATEMENTS

The financial statements of Treasure Explorations Inc. for the year ended June 30, 2006, and related notes, included in this prospectus have been audited by Chang G. Park, CPA, and have been so included in reliance upon the opinion of such accountants given upon their authority as an expert in auditing and accounting.

      CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS ON FINANCIAL DISCLOSURE

None.

                           Chang G. Park, CPA, Ph. D.
              * 371 E STREET * CHULA VISTA * CALIFORNIA 91910-2615o
      * TELEPHONE (858) 722-5953 * FAX (858) 408-2695 * FAX (619) 422-1465
                        * E-MAIL changgpark@gmail.com *


             REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM


To the Board of Directors and Stockholders
Treasure Explorations Inc.

We have audited the accompanying balance sheet of Treasure Explorations Inc. as of June 30, 2006 and the related statements of operation, changes in shareholders' equity and cash flows for the one month period from May 31, 2006 (inception) to June 30, 2006. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Treasure Explorations Inc. as of June 30, 2006, and the results of its operation and its cash flows for the one month period from May 31, 2006 (inception) to June 30, 2006 in conformity with U.S. generally accepted accounting principles.

The financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 3 to the financial statements, the Company's losses from operations raise substantial doubt about its ability to continue as a going concern. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.


/s/ Chang G. Park, CPA
------------------------------
CHANG G. PARK, CPA

August 1, 2006
Chula Vista, CA. 91910


        Member of the California Society of Certified Public Accountants
          Registered with the Public Company Accounting Oversight Board

                           TREASURE EXPLORATIONS INC.
                         (An Exploration Stage Company)
                                  Balance Sheet
--------------------------------------------------------------------------------

                                                                         As of
                                                                        June 30,
                                                                          2006
                                                                        -------
                                     ASSETS

CURRENT ASSETS
  Cash                                                                  $ 9,985
                                                                        -------
TOTAL CURRENT ASSETS                                                      9,985
                                                                        -------

TOTAL ASSETS                                                            $ 9,985
                                                                        =======

                       LIABILITIES & STOCKHOLDERS' EQUITY

CURRENT LIABILITIES
  Accounts Payable                                                      $   415
                                                                        -------
TOTAL CURRENT LIABILITIES                                                   415
                                                                        -------

TOTAL LIABILITIES                                                           415
                                                                        -------

STOCKHOLDERS' EQUITY
  Common stock, ($0.001 par value, 75,000,000 shares
   authorized; 1,000,000 shares issued and outstanding
   as of June 30, 2006                                                    2,000
  Additional paid-in capital                                              8,000
  Deficit accumulated during exploration stage                             (430)
                                                                        -------
TOTAL STOCKHOLDERS' EQUITY                                                9,570
                                                                        -------
      TOTAL LIABILITIES & STOCKHOLDERS' EQUITY                          $ 9,985
                                                                        =======

                       See Notes to Financial Statements

                           TREASURE EXPLORATIONS INC.
                         (An Exploration Stage Company)
                             Statement of Operations
--------------------------------------------------------------------------------

                                                                    May 31, 2006
                                                                    (inception)
                                                                      through
                                                                      June 30,
                                                                       2006
                                                                    -----------
REVENUES
  Revenues                                                          $        --
                                                                    -----------
TOTAL REVENUES                                                               --
                                                                    -----------

GENERAL & ADMINISTRATIVE EXPENSES                                           430
                                                                    -----------
TOTAL GENERAL & ADMINISTRATIVE EXPENSES                                    (430)
                                                                    -----------

NET INCOME (LOSS)                                                   $      (430)
                                                                    ===========

BASIC EARNING (LOSS) PER SHARE                                      $     (0.00)
                                                                    ===========
WEIGHTED AVERAGE NUMBER OF
 COMMON SHARES OUTSTANDING                                            1,000,000
                                                                    ===========


                       See Notes to Financial Statements

                           TREASURE EXPLORATIONS INC.
                         (An Exploration Stage Company)
                  Statement of Changes in Stockholders' Equity
               From May 31, 2006 (Inception) through June 30, 2006
--------------------------------------------------------------------------------

                                                                                        Deficit
                                                                                       Accumulated
                                                             Common      Additional      During
                                              Common         Stock        Paid-in      Exploration
                                              Stock          Amount       Capital        Stage        Total
                                              -----          ------       -------        -----        -----
BALANCE, MAY 31, 2006                              --       $    --       $   --        $    --      $    --

Stock issued for cash on May 31, 2006
 @ $0.005 per share                         2,000,000         2,000        8,000                      10,000

Net loss,  June 30, 2006                                                                   (430)        (430)
                                           ----------       -------       ------        -------      -------

BALANCE, JUNE 30, 2006                      2,000,000       $ 2,000       $8,000        $  (430)     $ 9,570
                                           ==========       =======       ======        =======      =======

                       See Notes to Financial Statements

                           TREASURE EXPLORATIONS INC.
                         (An Exploration Stage Company)
                             Statement of Cash Flows
--------------------------------------------------------------------------------

                                                                   May 31, 2006
                                                                   (inception)
                                                                     through
                                                                     June 30,
                                                                       2006
                                                                     --------

CASH FLOWS FROM OPERATING ACTIVITIES
  Net income (loss)                                                  $   (430)
  Adjustments to reconcile net loss to net cash
   provided by (used in) operating activities:
  Changes in operating assets and liabilities:
    Accounts Payable                                                      415
                                                                     --------
         NET CASH PROVIDED BY (USED IN) OPERATING ACTIVITIES              (15)

CASH FLOWS FROM INVESTING ACTIVITIES

         NET CASH PROVIDED BY (USED IN) INVESTING ACTIVITIES               --

CASH FLOWS FROM FINANCING ACTIVITIES
  Issuance of common stock                                              2,000
  Additional paid-in capital                                            8,000
                                                                     --------
         NET CASH PROVIDED BY (USED IN) FINANCING ACTIVITIES           10,000
                                                                     --------

NET INCREASE (DECREASE) IN CASH                                         9,985

CASH AT BEGINNING OF PERIOD                                                --
                                                                     --------
CASH AT END OF YEAR                                                  $  9,985
                                                                     ========
SUPPLEMENTAL DISCLOSURES OF CASH FLOW INFORMATION

Cash paid during year for:
  Interest                                                           $     --
                                                                     ========
  Income Taxes                                                       $     --
                                                                     ========

                       See Notes to Financial Statements

                           TREASURE EXPLORATIONS INC.
                         (An Exploration Stage Company)
                          Notes to Financial Statements
                                  June 30, 2006


NOTE 1. ORGANIZATION AND DESCRIPTION OF BUSINESS

Treasure Explorations Inc. (the Company) was incorporated under the laws of the State of Nevada on May 31, 2006. The Company was formed to engage in the acquisition, exploration and development of natural resource properties.

The Company is in the exploration stage. Its activities to date have been limited to capital formation, organization and development of its business plan. The Company has not commenced operations.

NOTE 2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

BASIS OF ACCOUNTING

The Company's financial statements are prepared using the accrual method of accounting. The Company has elected a June 30, year-end.

BASIC EARNINGS (LOSS) PER SHARE

In February 1997, the FASB issued SFAS No. 128, "Earnings Per Share", which specifies the computation, presentation and disclosure requirements for earnings
(loss) per share for entities with publicly held common stock. SFAS No. 128 supersedes the provisions of APB No. 15, and requires the presentation of basic earnings (loss) per share and diluted earnings (loss) per share. The Company has adopted the provisions of SFAS No. 128 effective May 19, 2006 (date of inception).

Basic net earnings (loss) per share amounts is computed by dividing the net earnings (loss) by the weighted average number of common shares outstanding. Diluted earnings (loss) per share are the same as basic earnings (loss) per share due to the lack of dilutive items in the Company.

CASH EQUIVALENTS

The Company considers all highly liquid investments purchased with an original maturity of three months or less to be cash equivalents.

USE OF ESTIMATES AND ASSUMPTIONS

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates. In accordance with FASB 16 all adjustments are normal and recurring.

INCOME TAXES

Income taxes are provided in accordance with Statement of Financial Accounting Standards No. 109 (SFAS 109), "Accounting for Income Taxes". A deferred tax asset or liability is recorded for all temporary differences between financial and tax reporting and net operating loss carryforwards. Deferred tax expense (benefit) results from the net change during the year of deferred tax assets and liabilities.

                           TREASURE EXPLORATIONS INC.
                         (An Exploration Stage Company)
                          Notes to Financial Statements
                                  June 30, 2006


NOTE 2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

Deferred tax assets are reduced by a valuation allowance when, in the opinion of management, it is more likely than not that some portion of all of the deferred tax assets will be realized. Deferred tax assets and liabilities are adjusted for the effects of changes in tax laws and rates on the date of enactment.

RECENT ACCOUNTING PRONOUNCEMENTS

In December 2004, the FASB issued SFAS No. 123 (revised 2004), "Share-Based Payment." SFAS No. 123R replaced SFAS No. 123 and superseded Accounting Principles Board Opinion No. 25. SFAS No. 123R will require compensation costs related to share-based payment transactions to be recognized in the financial statements. The effective date of SFAS No. 123R is the first reporting period beginning after December 15, 2005. The adoption of SFAS No. 123 (revised 2004) should not have a significant impact on the Company's financial position or results of operations until such time the Company has share-based payments. The Company will adopt the provisions of SFAS No. 123R at that time.

In December 2004, the FASB issued SFAS No. 153, "Exchanges OF Nonmonetary Assets, an Amendment of APB Opinion No. 29" ("SFAS No. 153"). SFAS No. 153 is based on the principle that exchanges of nonmonetary assets should be measured based on the fair value of the assets exchanged. APB Opinion No. 29, "Accounting for Nonmonetary Transactions," provided an exception to its basic measurement principle (fair value) for exchanges of similar productive assets. Under APB Opinion No. 29, an exchange of a productive asset for a similar productive asset was based on the recorded amount of the asset relinquished. SFAS No. 153 eliminates this exception and replaces it with an exception of exchanges of nonmonetary assets that do not have commercial substance. SFAS No. 153 became effective for our Company as of July 1, 2005. The Company will apply the requirements of SFAS No. 153 on any future nonmonetary exchange transactions.

In March 2005, the FASB issued FASB Interpretation ("FIN") No. 47 "Accounting For Conditional Asset Retirement Obligations--An Interpretation Of FASB Statement No. 143" ("FIN No. 47"). FIN No. 47 clarifies the timing of liability recognition for legal obligations associated with the retirement of a tangible long-lived asset when the timing and/or method of settlement are conditional on a future event. FIN No. 47 is effective for us no later than December 31, 2005. We do not expect that the adoption of FIN No. 47 will have a material impact on our financial condition or results of operations.

FIN No. 47 is effective for the Company no later than December 31, 2005. The Company does not expect that the adoption of FIN No. 47 will have a material impact on its financial condition or results of operations.

In May 2005, the FASB issued SFAS No. 154, "Accounting Changes And Error Corrections, A Replacement Of APB No. 20 And FASB Statement No. 3" ("SFAS No. 154"). SFAS No. 154 requires retrospective application to prior periods' financial statements of a voluntary change in accounting principle unless it is impracticable. APB Opinion No. 20 "Accounting Changes," previously required that most voluntary changes in accounting principle be recognized by including in net income of the period of the change the cumulative effect of changing to the new accounting principle. This statement is effective for our Company as of January 1, 2006. The Company does not believe that the adoption of SFAS No. 154 will have a material impact on our financial statements.

This statement is effective for the Company as of January 1, 2006. The Company does not believe that the adoption of SFAS No. 154 will have a material impact on its financial statements.

                           TREASURE EXPLORATIONS INC.
                         (An Exploration Stage Company)
                          Notes to Financial Statements
                                  June 30, 2006


NOTE 3. GOING CONCERN

The accompanying financial statements are presented on a going concern basis. The Company had no operations during the period from May 31, 2006 (date of inception) to June 30, 2006 and generated a net loss of $430. This condition raises substantial doubt about the Company's ability to continue as a going concern. Because the Company is currently in the exploration stage and has minimal expenses, management believes that the company's current cash of $9,985 is sufficient to cover the expenses they will incur during the next twelve months in a limited operations scenario or until they raise additional funding.

Management plans to raise additional funds through debt or equity offerings. Management's current plan includes a SB-2 registration statement with the U.S. Securities and Exchange Commission of 2,000,000 shares for sale at $.02 per share to raise capital of $40,000 to implement their business plan. There is no guarantee that the Company will be able to raise any capital through this or any other offerings.

NOTE 4. WARRANTS AND OPTIONS

There are no warrants or options outstanding to acquire any additional shares of common.

NOTE 5. RELATED PARTY TRANSACTIONS

The officers and directors of the Company may, in the future, become involved in other business opportunities as they become available, they may face a conflict in selecting between the Company and their other business opportunities. The Company has not formulated a policy for the resolution of such conflicts.

Howard Gelfand and Gordon Koshowski, officers and directors of the Company, will not be paid for any underwriting services that they perform on behalf of the Company with respect to the Company's upcoming SB-2 offering. They will also not receive any interest on any funds that they advance to the Company for offering expenses prior to the offering being closed which will be repaid from the proceeds of the offering.

NOTE 6. INCOME TAXES

                                                             As of June 30, 2006
                                                             -------------------
     Deferred tax assets:
     Net operating tax carryforwards                               $   430
     Tax rate                                                           34%
                                                                   -------
     Gross deferred tax assets                                         146
     Valuation allowance                                              (146)
                                                                   -------

     Net deferred tax assets                                       $     0
                                                                   =======

Realization of deferred tax assets is dependent upon sufficient future taxable income during the period that deductible temporary differences and carryforwards are expected to be available to reduce taxable income. As the achievement of required future taxable income is uncertain, the Company recorded a valuation allowance.

                           TREASURE EXPLORATIONS INC.
                         (An Exploration Stage Company)
                          Notes to Financial Statements
                                  June 30, 2006


NOTE 7. NET OPERATING LOSSES

As of June 30, 2006, the Company has a net operating loss carryforwards of approximately $430. Net operating loss carryforward expires twenty years from the date the loss was incurred.

NOTE 8. STOCK TRANSACTIONS

Transactions, other than employees' stock issuance, are in accordance with paragraph 8 of SFAS 123. Thus issuances shall be accounted for based on the fair value of the consideration received. Transactions with employees' stock issuance are in accordance with paragraphs (16-44) of SFAS 123. These issuances shall be accounted for based on the fair value of the consideration received or the fair value of the equity instruments issued, or whichever is more readily determinable.

On May 31, 2006, the Company issued a total of 2,000,000 shares of common stock to one director for cash in the amount of $0.005 per share for a total of $10,000.

As of June 30, 2006 the Company had 2,000,000 shares of common stock issued and outstanding.

NOTE 9. STOCKHOLDERS' EQUITY

The stockholders' equity section of the Company contains the following classes of capital stock as of June 30, 2006:

Common stock, $ 0.001 par value: 75,000,000 shares authorized; 2,000,000 shares issued and outstanding.

                      Dealer Prospectus Delivery Obligation

"UNTIL ______________, ALL DEALERS THAT EFFECT TRANSACTIONS IN THESE SECURITIES, WHETHER OR NOT PARTICIPATING IN THIS OFFERING, MAY BE REQUIRED TO DELIVER A PROSPECTUS. THIS IS IN ADDITION TO THE DEALERS' OBLIGATION TO DELIVER A PROSPECTUS WHEN ACTING AS UNDERWRITERS AND WITH RESPECT TO THEIR UNSOLD ALLOTMENTS OR SUBSCRIPTIONS."

                                     PART II
                   INFORMATION NOT REQUIRED IN THE PROSPECTUS

INDEMNIFICATION OF DIRECTORS AND OFFICERS

Treasure Exploration Inc.'s By-Laws allow for the indemnification of the officers and directors in regard to their carrying out the duties of their offices. The board of directors will make determination regarding the indemnification of the director, officer or employee as is proper under the circumstances if he/she has met the applicable standard of conduct set forth in the Nevada General Corporation Law.

Section 78.751 of the Nevada Business Corporation Act provides that each corporation shall have the following powers:

"1. A corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, except an action by or in the right of the corporation, by reason of any fact that he is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses, including attorneys fees, judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with the action, suit or proceeding if he acted in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement, conviction, or upon a pleas of nolo contendere or its equivalent, does not, of itself, create a presumption that the person did not act in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the corporation, and that, with respect to any criminal action or proceeding, he had a reasonable cause to believe that his conduct was unlawful.

2. A corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that he is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against expenses, including amounts paid in settlement and attorneys fees actually and reasonably incurred by him in connection with the defense or settlement of the action or suit if he acted in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the corporation. Indemnification may not be made for any claim, issue or matter as to which such a person has been adjudged by a court of competent jurisdiction, after exhaustion of all appeals therefrom, to be liable to the corporation or for amounts paid in settlement to the corporation, unless and only to the extent that the court in which the action or suit was brought or other court of competent jurisdiction, determines upon application that in view of all the circumstances of the case, the person is fairly and reasonably entitled to indemnity for such expenses as the court deems proper.

3. To the extent that a director, officer, employee or agent of a corporation has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to in sections 1 and 2, or in defense of any claim, issue or matter therein, he must be indemnified by the corporation against expenses, including attorneys fees, actually and reasonably incurred by him in connection with the defense.

4. Any indemnification under sections 1 and 2, unless ordered by a court or advanced pursuant to section 5, must be made by the corporation only as authorized in the specific case upon a determination that indemnification of the director, officer, employee or agent is proper in the circumstances. The determination must be made:

     a.   By the stockholders;

     b. By the board of directors by majority vote of a quorum consisting of directors who were not parties to the act, suit or proceeding;

     c. If a majority vote of a quorum consisting of directors who were not parties to the act, suit or proceeding so orders, by independent legal counsel, in a written opinion; or

     d. If a quorum consisting of directors who were not parties to the act, suit or proceeding cannot be obtained, by independent legal counsel in a written opinion.

5. The certificate of articles of incorporation, the bylaws or an agreement made by the corporation may provide that the expenses of officers and directors incurred in defending a civil or criminal action, suit or proceeding must be paid by the corporation as they are incurred and in advance of the final disposition of the action, suit or proceeding, upon receipt of an undertaking by or on behalf of the director or officer to repay the amount if it is ultimately determined by a court of competent jurisdiction that he is not entitled to be indemnified by the corporation. The provisions of this section do not affect any rights to advancement of expenses to which corporate personnel other than director or officers may be entitled under any contract or otherwise by law.

6. The indemnification and advancement of expenses authorized in or ordered by a court pursuant to this section:

     a. Does not include any other rights to which a person seeking indemnification or advancement of expenses may be entitled under the certificate or articles of incorporation or any bylaw, agreement, vote of stockholders or disinterested directors or otherwise, for either an action in his official capacity or an action in another capacity while holding his office, except that indemnification, unless ordered by a court pursuant to section 2 or for the advancement of expenses made pursuant to section 5, may not be made to or on behalf of any director or officer if a final adjudication establishes that his acts or omission involved intentional misconduct, fraud or a knowing violation of the law and was material to the cause of action.

     b. Continues for a person who has ceased to be a director, officer, employee or agent and inures to the benefit of the heirs, executors and administrators of such a person.

     c. The Articles of Incorporation provides that "the Corporation shall indemnify its officers, directors, employees and agents to the fullest extent permitted by the General Corporation Law of Nevada, as amended from time to time."

As to indemnification for liabilities arising under the Securities Act of 1933 for directors, officers or persons controlling Treasure Explorations, we have been informed that in the opinion of the Securities and Exchange Commission such indemnification is against public policy and unenforceable.

OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

The estimated costs of the offering are denoted below. Please note all amounts are estimates other than the Commission's registration fee.

     Securities and Exchange Commission registration fee          $    4
     Accounting fees and expenses                                 $2,000
     Legal fees                                                   $1,500
     Preparation and EDGAR conversion fees                        $  900
     Transfer Agent fees                                          $  600
     Printing                                                     $  196
                                                                  ------
     Total                                                        $5,200
                                                                  ======

RECENT SALES OF UNREGISTERED SECURITIES

Set forth below is information regarding the issuance and sales of securities without registration since inception. No such sales involved the use of an underwriter; no advertising or public solicitation was involved; the securities bear a restrictive legend; and no commissions were paid in connection with the sale of any securities.

On May 31, 2006, a total of 2,000,000 shares of common stock were issued in exchange for $10,000 US, or $.005 per share. These securities were issued to the officer and a director of the company.

                                    EXHIBITS

     Exhibit 3.1       Articles of Incorporation
     Exhibit 3.2       Bylaws
     Exhibit 5         Opinion re: Legality
     Exhibit 23.1      Consent of counsel (See Exhibit 5)
     Exhibit 23.2      Consent of independent auditor
     Exhibit 23.3      Consent of professional mining engineer
     Exhibit 99.1      Subscription Agreement
     Exhibit 99.2      Geology Report

                                  UNDERTAKINGS

The undersigned registrant hereby undertakes:

1. To file, during any period in which offers of sales are being made, a post-effective amendment to this registration statement to:

     (i) Include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;
     (ii) Reflect in the prospectus any facts or events which, individually or together, represent a fundamental change in the information in this registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low and high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement ; and
     (iii) Include any additional or changed material information on the plan of distribution.

2. That, for the purpose of determining any liability under the Securities Act, treat each post-effective amendment as a new registration statement of the securities offered herein, and that the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

3. To remove from registration by means of a post-effective amendment any of the securities being registered hereby which remain unsold at the termination of the offering.

4. Insofar as indemnification for liabilities arising under the Securities Act of 1933 (the "Act") may be permitted to directors, officers and controlling persons of the small business issuer pursuant to the By-Laws of the company, or otherwise, we have been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act, and is, therefore unenforceable.

     In the event that a claim for indemnification against such liabilities (other than the payment of expenses incurred or paid by a director, officer or controlling person in the successful defense of any action, suit or proceeding) is asserted by such director, officer, or other control person in connection with the securities being registered, we will, unless in the opinion of our legal counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

5. For determining any liability under the Securities Act, we shall treat the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by us under Rule 424(b)(1), or (4), or 497(h) under the Securities Act as part of this registration statement as of the time the Commission declared it effective.

6. For determining any liability under the Securities Act, we shall treat each post-effective amendment that contains a form of prospectus as a new registration statement for the securities offered in the registration statement, and that the offering of the securities at that time as the initial bona fide offering of those securities.

                                   SIGNATURES

In accordance with the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe it meets all of the requirements for filing Form SB-2 and authorized this registration statement to be signed on its behalf by the undersigned, in the city of Bellingham, WA, on August 10, 2006.
                                         Treasure Explorations Inc.


                                            /s/ Howard Gelfand
                                            ----------------------------------
                                         By: Howard Gelfand
                                            (Principal Executive Officer)

In accordance with the requirements of the Securities Act of 1933, this registration statement was signed by the following person in the capacities and date stated.


/s/ Howard Gelfand                                              August 10, 2006
-------------------------------------                           ---------------
Howard Gelfand, President                                            Date
(Principal Executive Officer, Principal Financial Officer,
Principal Accounting Officer)